Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Lomond Therapeutics Holdings, Inc. on Form S-8 to be filed on or about January 21, 2025 of our report dated November 7, 2024, on our audits of the financial statements as of December 31, 2023 and 2022 and for each of the years then ended, which report was included in the Form 8-K filed November 7, 2024, as amended on November 22, 2024.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

January 21, 2025